Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-257720 on Form S-4 of 1Life Healthcare, Inc. of our report dated May 26, 2021, relating to the financial statements of Iora Health, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 14, 2021